Ford Credit May 1994-A Grantor Trust
                      6.35% Asset Backed Certificates

                          Monthly Servicing Report

Collection Period:  September 1994
Distribution Date:  October 17, 1994
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
                                                                                Number of
                                                              Dollar Amount     Contracts
                                                           -------------------  ---------
Principal Deposits in Collection Account
 Available Principal Amount                                $     34,860,711.12
 Realized Losses                                                    184,684.21
                                                           -------------------
 Monthly Principal Distributable Amount                          35,045,395.33

Interest Deposits in Collection Account
 Available Interest Amount                                 $      8,807,920.78

Servicing Fee
 Class A Servicing Fee                                     $        713,826.10
 Class B Servicing Fee                                               79,314.01
                                                           -------------------
 Total Servicing Fee                                       $        793,140.11
 Reimbursable Advances                                              223,199.19
 Available Interest Amount Available
  for Certificateholders                                          7,791,581.48

Schedule of Distributions to Certificateholders
Class A
 Class A Interest Distributable Amount                     $      4,683,888.93
  Plus:  Class A Interest Carryover Shortfall                             0.00
  Less:  Class A Available Interest Amount                        7,246,170.78
                                                           -------------------
 Class A Interest Draw Amount                              $              0.00
  Less:  Available Subordination Amount                          16,471,461.33
                                                           -------------------
 Class A Interest Shortfall Amount                         $              0.00
 Remaining Class A Available Interest Amount                      2,562,281.85

 Interest Distribution to Class A                          $      4,683,888.93

 Class A Principal Distributable Amount                    $     32,592,217.66
  Plus:  Class A Principal Carryover Shortfall                            0.00
  Less:  Class A Available Principal Amount                      32,420,461.34
                                                           -------------------
 Class A Principal Draw Amount                             $        171,756.32
  Less:  Available Subordination Amount                          16,471,461.33
                                                           -------------------
 Class A Principal Shortfall Amount                        $              0.00

 Principal Distribution to Class A                         $     32,592,217.66

Class B
 Class B Interest Distributable Amount                     $      3,107,692.55
  Plus:  Class B Interest Carryover Shortfall                             0.00
  Less:  Class B Available Interest Amount                        3,107,692.55
  Plus:  Class B Interest Draws                                           0.00
                                                           -------------------
 Class B Interest Shortfall Amount                         $              0.00

 Interest Distributions to Class B                         $      3,107,692.55

 Class B Principal Distributable Amount                    $      2,453,177.67
  Plus:  Class B Principal Carryover Shortfall                      309,423.36
  Less:  Class B Available Principal Amount                       2,440,249.78
  Plus:  Class B Principal Draws                                    171,756.32
                                                           -------------------
 Class B Principal Shortfall Amount                        $        494,107.57

 Principal Distributions to Class B                        $      2,268,493.46

Principal Balances
 Class A Beginning Principal Balance                       $    885,144,364.90
 Less:  Reductions to Class A Principal
  Balance                                                        32,592,217.66
                                                           -------------------
 Class A Ending Principal Balance                          $    852,552,147.24

 Class B Beginning Principal Balance                       $     66,623,769.40
 Less:  Reductions to Class B Principal
  Balance                                                         2,453,177.67
                                                           -------------------
 Class B Ending Principal Balance                          $     64,170,591.73

 Beginning Pool Principal Balance                          $    951,768,134.30    83,626
 Less:  Reductions in Pool Principal Balance                     35,045,395.33
                                                           -------------------
 Ending Pool Principal Balance                             $    916,722,738.97    82,031

Calculation of Pool Factor
 Class A Pool Factor (Ending Class A
  Principal Balance divided by Initial
  Class A Principal Balance to 7 decimal
  places)                                                            0.8392192

Calculation of Subordinated Spread Account
 Beginning Subordinated Spread Account Balance             $     10,923,519.00
 Plus:  Net Change in Spread Account                                      0.00
                                                           -------------------
 Ending Subordinated Spread Account Balance                $     10,923,519.00

Advances
 Advances at Beginning of the Month                        $      7,241,808.28
 Plus:  Net Change in Advances                                      884,922.53
                                                           -------------------
 Advances at End of the Month                              $      8,126,730.81    20,098

Payaheads
 Payaheads at Beginning of the Month                       $      5,603,841.11
 Plus:  Net Change in Payaheads                                      33,982.63
                                                           -------------------
 Payaheads at End of the Month                             $      5,637,823.74    15,436
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